EXHIBIT 21.1
GRANITE POINT MORTGAGE TRUST INC.
Subsidiaries of Registrant
The following entities comprise the direct or indirect wholly owned subsidiaries of Granite Point Mortgage Trust Inc. as of the date of this filing:

Name	Jurisdiction of Organization	% of Securities Owned
GP Commercial CB LLC	Delaware	100%
GP Commercial CB SL Holdings LLC	Delaware	100%
GP Commercial CB SL LLC	Delaware	100%
GP Commercial WF Holdings LLC	Delaware	100%
GP Commercial WF LLC	Delaware	100%
GPMT CLO Holdings LLC	Delaware	100%
GPMT Collateral Manager LLC	Delaware	100%
GPMT Seller LLC	Delaware	100%
GPMT 2018-FL1, Ltd.	Cayman Islands	100%
GPMT 2018-FL1, LLC	Delaware	100%
GPMT 2019-FL2, Ltd.	Cayman Islands	100%
GPMT 2019-FL2 LLC	Delaware	100%
Granite Point Operating Company LLC	Delaware	100%
TH Commercial GS Holdings LLC	Delaware	100%
TH Commercial GS LLC	Delaware	100%
TH Commercial Holdings LLC	Delaware	100%
TH Commercial Investment Corp.	Delaware	100%
TH Commercial JPM LLC	Delaware	100%
TH Commercial Mortgage LLC	Delaware	100%
TH Commercial MS I, LLC	Delaware	100%
TH Commercial MS II, LLC	Delaware	100%
TH Commercial UBS LLC	Delaware	100%